EXHIBIT 7

                       Consent of Susan E. Schechter, Esq.



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To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 (File No. 333-12989) filed by Phoenix Life and Annuity Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

                                Very truly yours,

Dated: March 30, 2001           /s/ Susan E. Schechter
                                -------------------------------------
                                Susan E. Schechter, Counsel
                                Phoenix Life and Annuity Company